Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2023 relating to the financial statements of PowerSchool Holdings, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of PowerSchool for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Sacramento, California
February 28, 2023